                                                                     EXHBIT 21.1

                                                          Subsidiaries
                              -------------------------------------------------------------------

            Name                                  Jurisdiction of Incorporation
            ----                                  -----------------------------
Principia Pharmaceutical
   Corporation                                             Delaware